SCHEDULE 14A

                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

              Kansas City Southern Industries, Inc.
        (Name of Registrant as Specified In Its Charter)


                 Watson, Ess, Marshall & Enggas
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)1)(ii), 14a6(i)(1), or 14a-
     6(j)(2).

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a(6)(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

     4)   Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

KCSI
114 West 11th Street
Kansas City, Missouri 64105-1804









              KANSAS CITY SOUTHERN INDUSTRIES, INC.


                   NOTICE AND PROXY STATEMENT


                               For


               The Annual Meeting of Stockholders


                           to be held


                      Tuesday, May 3, 1994




                     YOUR VOTE IS IMPORTANT!

 Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                      114 West 11th Street
                Kansas City, Missouri 64105-1804

                         March 31, 1994


TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern Industries, Inc., which will be held at the Kansas City Marriott Downtown Hotel, 200 West Twelfth Street, Kansas City, Missouri, at 10:00 a.m., Central Daylight Time, on Tuesday, May 3, 1994. The purposes of this meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

     We urge you to read these proxy materials and the enclosed
Annual Report, and to participate in the meeting either in person or by proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
PLEASE SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED.


                    Sincerely,



                    Paul H. Henson
                    Chairman of the Board



                    Landon H. Rowland
                    President and
                    Chief Executive Officer


              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                      114 West 11th Street
                Kansas City, Missouri 64105-1804



                            NOTICE OF
                 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 3, 1994



     The Annual Meeting of the Stockholders of Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), will be held at the Kansas City Marriott Downtown Hotel, 200 West Twelfth Street, Kansas City, Missouri, at 10:00 a.m., Central Daylight Time on Tuesday, May 3, 1994, to consider and vote upon the following matters:

     (1)  Election of four directors.

     (2) Approval of an amendment to KCSI's Certificate of Incorporation to increase the number of authorized shares of common stock.

     (3) Approval of an amendment to KCSI's Certificate of Incorporation to set a par value for the common stock.

     (4)  Ratification of the Board of Directors'
          selection of Price Waterhouse as KCSI's
          independent accountants for 1994.

     (5) Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 4, 1994, are entitled to notice of and to vote at this meeting or any adjournment thereof.

               By Order of the Board of Directors,


               Albert P. Mauro
               Vice President and Secretary

The date of this Notice is March 31, 1994.

     PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE YOUR APPOINTMENT OF A PROXY AND VOTE YOUR SHARES IN PERSON IF REVOKED IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE ATTACHED PROXY STATEMENT. PLEASE ALSO INDICATE ON YOUR PROXY CARD WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                      114 West 11th Street
                Kansas City, Missouri  64105-1804

                         PROXY STATEMENT

                        TABLE OF CONTENTS



General Information and Voting . . . . . . . . . . . . . . .

Principal Stockholders . . . . . . . . . . . . . . . . . . .

Stock Owned Beneficially by Directors and
   Certain Officers. . . . . . . . . . . . . . . . . . . . .

Proposal (1) - Election of Four Directors. . . . . . . . . .

Information Concerning the KCSI Board of Directors and Certain
Committees . . . . . . . . . . . . . . . . . . . . . . . . .

Proposal (2) -  Approval of an amendment to KCSI's Certificate of
   Incorporation to Increase the Number of Authorized Shares
   of Common Stock . . . . . . . . . . . . . . . . . . . . .

Proposal (3) - Approval of an amendment to KCSI's Certificate of
    Incorporation to Set a Par Value for the Common Stock. .

Proposal (4) - Ratification of the Board of Directors'
    Selection of Independent Accountants . . . . . . . . . .

Management Compensation. . . . . . . . . . . . . . . . . . .

Certain Transactions . . . . . . . . . . . . . . . . . . . .

Compliance With Section 16(a) of the
   Securities Exchange Act of 1934 . . . . . . . . . . . . .

Stockholder Proposals. . . . . . . . . . . . . . . . . . . .

Other Matters. . . . . . . . . . . . . . . . . . . . . . . .

                 GENERAL INFORMATION AND VOTING


     This Proxy Statement is furnished to the stockholders of Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders to be held at the Kansas City Marriott Downtown Hotel, 200 West Twelfth Street, Kansas City, Missouri, on Tuesday, May 3, 1994, at 10:00 a.m., Central Daylight Time, and any adjournment thereof (the "Annual Meeting"). The Notice of Annual Meeting, KCSI's 1993 Annual Report, and the proxy card accompany this Proxy Statement. Mailing of this Proxy Statement, the enclosed proxy card, the accompanying Notice and the 1993 Annual Report is expected to commence on or about March 29, 1994.

     A stockholder may revoke a properly executed proxy with a later-dated, properly executed proxy or other writing delivered to the Secretary of KCSI at any time before the proxy originally submitted is voted at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a properly executed proxy unless the stockholder delivers a written revocation to the Secretary before the proxy is voted.

     KCSI will bear the cost of the Annual Meeting, including the cost of mailing the proxy materials. Proxies may also be solicited by telephone, telegraph or in person by directors, officers and employees not specifically engaged or compensated for that purpose. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies at a cost not expected to exceed $6,500, plus expenses.

     Brokers, dealers, banks, voting trustees, other custodians, and their nominees are asked to forward soliciting materials to the beneficial owners of shares held of record by them and upon request will be reimbursed for their reasonable expenses in completing the mailing of soliciting materials to such beneficial owners.

     Stockholders at the Annual Meeting will consider and vote upon
(1) the election of four directors, (2) approval of an amendment to KCSI's Certificate of Incorporation to increase the number of authorized shares of common stock, (3) approval of an amendment to KCSI's Certificate of Incorporation to establish a par value for KCSI's common stock, (4) ratification of the Board of Directors' selection of Price Waterhouse as KCSI's independent accountants for 1994, and (5) such other matters as may properly come before the Annual Meeting.

     Only the holders of KCSI's preferred stock, par value $25.00 per share (the "Preferred Stock"), and common stock, no par value (the "Common Stock), of record at the close of business on March 4, 1994 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On that date, KCSI had outstanding 243,170 shares of Preferred Stock (excluding 406,566 shares held in treasury) and 43,369,807 shares of Common Stock, (excluding 5,032,385 shares held in treasury) for a total of 43,612,977 shares eligible to be voted at the Annual Meeting.

     The Common Stock and Preferred Stock (collectively the "Voting Stock") constitute KCSI's only classes of voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each stockholder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on all matters other than the election of directors. There is cumulative voting in the election of directors. Therefore, each stockholder is entitled to cast a number of votes equal to the number of shares of Voting Stock held by such stockholder on the Record Date multiplied by the number of directors to be elected, and all such votes may be cast for a single nominee or distributed among the nominees as the stockholder chooses. This Proxy Statement solicits discretionary authority to vote cumulatively, and the accompanying form of proxy grants such authority.

     In order for a proposal to be approved by the stockholders at the Annual Meeting, the holders of a quorum of the shares of Voting Stock entitled to vote must be present at the meeting, and the required percentage of such quorum must be affirmatively voted for approval by such holders. Under KCSI's By-laws, the presence of the holders, either in person or through a proxy, of a majority of the Voting Stock entitled to vote at the Annual Meeting will constitute a quorum, regardless of whether the holders vote such shares.

     Under Delaware law, in all proposals other than the election of directors, the affirmative vote of the majority of the quorum of shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal is required for approval. In determining the percentage of shares that have been affirmatively voted for a particular proposal, the affirmative votes are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. A stockholder may abstain from voting on any proposal other than the election of directors, and shares for which the holders abstain from voting are not considered to be votes affirmatively cast. Thus, abstaining will have the effect of a vote against a proposal.

     The directors are elected by an affirmative vote of the plurality of the quorum of shares of Voting Stock present at the Annual Meeting that are entitled to vote on the election of directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), member brokers who hold shares of Voting Stock in the broker's name for customers are required to solicit directions on how to vote such shares from their beneficial owners and have the authority to vote on certain proposals when they have not received directions. The Staff of the NYSE determines which proposals that the brokers (other than KCSI's subsidiaries that are brokers) are entitled to vote the shares for which the brokers do not receive directions and informs the brokers prior to the Annual Meeting. Under the policies of the NYSE, if KCSI's subsidiaries that are brokers do not receive directions, they are entitled to vote only in the same proportion as the shares represented by votes from all record holders.

     When a broker does not vote, it is referred to as a "broker non-vote" (customer directed abstentions are not broker non-votes). Broker non-votes do not affect the determination of whether a quorum is present at the Annual Meeting because by definition the shares held in the broker's name have been voted on at least some proposals, and therefore, the shares are considered present at the Annual Meeting. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against any proposal other than the election of directors and will have no effect on the outcome of the election of directors.

     All shares of Voting Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby is to be voted, such shares will be voted FOR the election as directors of the persons nominated by management, FOR the amendment to KCSI's Certificate of Incorporation to increase the number of authorized shares of Common Stock, FOR the amendment to KCSI's Certificate of Incorporation to set a par value for the Common Stock, FOR the ratification of the Board of Directors' selection of Price Waterhouse as KCSI's independent accountants for 1994, and in accordance with the discretion of the persons appointed proxy for such shares upon such other matters as may properly come before the Annual Meeting. However, such persons appointed proxies reserve the right to vote such proxies cumulatively and for the election of less than all of the nominees for directors, but do not intend to do so unless other persons are nominated and such a vote appears necessary to assure the election of the maximum number of management nominees.

                     PRINCIPAL STOCKHOLDERS

     The following table sets forth information based on the most recent information available to KCSI concerning the beneficial ownership of any of KCSI's Voting Stock by (i) beneficial owners of more than five percent of any of KCSI's outstanding classes of Voting Stock and (ii) all KCSI officers and directors as a group.



S

      Name and AddressCommon Stock
(1)
Preferred
Stock(1)
FMR Corp. and
Edward C. Johnson 3d
82 Devonshire Street
Boston, Massachusetts 02109
3,942,790(2)
8.58%
0Fidelity Management and
 Research Company
82 Devonshire Street
Boston, Massachusetts 02109
3,905,890(2)
8.50%
0Fidelity Magellan Fund
82 Devonshire Street
Boston, Massachusetts 02109
3,278,700(2)
7.13%
0Warburg, Pincus Capital Company,
L.P., E.M. Warburg, Pincus & Co.,
Inc., Warburg, Pincus Ventures,
Inc. and Warburg, Pincus & Co.
466 Lexington Avenue
New York, New York  10017
3,978,400(3)
8.66%
0Kansas City Southern Industries,
Inc. Employee Stock Ownership Plan
1010 Grand Avenue
Kansas City, Missouri 64106
5,484,272(4)
11.93%
0United Missouri Bancshares, Inc.
and United Missouri Bank, n.a., as
co-trustee of the Kansas City
Southern Industries, Inc. Employee
Stock Ownership Plan and other
fiduciary accounts, 1010 Grand
Avenue, Kansas City, Missouri
64106
5,496,712(4)
11.96%
0All Officers and Directors as a
Group (25 Persons)
3,420,796(5)
7.44%
400(*)


* Less than 1% of the outstanding shares of the class

(1) Share amounts are stated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which results in the inclusion of shares that may be acquired upon the exercise of stock options that are exercisable on the Record Date or will become exercisable within 60 days of such date and shares allocated to the accounts of such persons under KCSI's Employee Stock Ownership Plan (the "KCSI ESOP"). The percentage ownership is based on number of shares outstanding as of the Record Date. Except as otherwise noted, the holders have sole voting and dispositive power.

(2)  Based on information reported in a joint filing on
     Schedule 13G dated February 11, 1994. The Schedule 13G also provides as follows. Edward C. Johnson 3d owns 34.0% of the outstanding voting common stock of FMR Corp. and is Chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock, form a controlling group with respect to FMR Corp. Fidelity Management & Research Company ("Fidelity"), which is a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the Common Stock of KCSI as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940, including the Fidelity Magellan Fund. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares of Common Stock of KCSI owned directly by such investment companies, which power resides with the boards of trustees of such investment companies. Fidelity carries out the voting of the shares of Common Stock of KCSI under written guidelines established by such boards of trustees.

(3)  Based on information reported in a joint filing on
     Schedule 13D, as amended on November 29, 1988. All shares are held by Warburg, Pincus Capital Company, L.P. On February 14, 1994, Warburg, Pincus Capital Company, L.P., an affiliate of E.M. Warburg Pincus & Co., announced plans to distribute 4 million shares of the Company's Common stock to its limited partners, including institutional holders and pension funds. The general partners of Warburg, Pincus & Co. intend to continue to retain a significant portion of the shares which they will receive in the planned distribution.

(4)  Based on information reported in Amendment No. 6 to
     Schedule 13G, dated February 11, 1994 filed by United Missouri Bank, n.a. ("UMB"), in Amendment No. 2 to
     Schedule 13G dated February 11, 1994 filed by United Missouri Bancshares, Inc. ("UMBI") and the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan (the "KCSI ESOP"). Shares held by UMB include the shares held as co-trustees of the KCSI ESOP. Voting and dispositive power over the shares held by the KCSI ESOP that are allocated to participant accounts are vested in the KCSI ESOP participants (they have the right to direct the voting of all such allocated shares and the tendering of such shares in response to offers to purchase). All unallocated shares are to be voted by the trustees in the same proportion as the allocated shares. Mercantile Bank of Kansas City, a subsidiary of Mercantile Bancorporation, Inc. is co-trustee of the KCSI ESOP only for purposes of voting. As trustee, UMB may be deemed to have shared voting power and shared dispositive power over the shares. UMBI may be deemed to beneficially own the shares because of its ownership of UMB. However, beneficial ownership is disclaimed by UMB and the KCSI ESOP of the shares allocated to participants accounts under the KCSI ESOP. UMBI is prohibited by law from directing voting or disposition of the shares. Also includes 12,440 shares held by UMB in other fiduciary capacities, over which UMB may also be deemed to have voting or dispositive power. Amounts do not include shares held by UMB in custody accounts for which UMB does not have voting or dispositive power.

(5) Includes 1,494,976 shares for which options are exercisable or will become exercisable within 60 days and 124,350 shares allocated to the accounts of officers under the KCSI ESOP.

   STOCK OWNED BENEFICIALLY BY DIRECTORS AND CERTAIN OFFICERS

     The following table sets forth information, as of March 4, 1994, concerning the Board of Directors' of KCSI and certain officers' beneficial ownership of any of KCSI's Voting Stock. No officer or director of KCSI owns any equity securities of any subsidiary of KCSI, except for directors' qualifying shares and Thomas H. Bailey, who serves as president and chairman of the board of Janus Capital Corporation, a KCSI subsidiary, owns 1,740,000 (17.5%) of the outstanding common stock of that subsidiary.

Name and Relationship
Common Stock (1)Preferred
Stock (1)
A. Edward Allinson
Director
  6,800(*)(2)    ---Thomas H. Bailey
Chairman and President
of Janus Capital
Corporation
  5,578(*)(4)    ---Paul F. Balser
Director
  6,000(*)(5)    ---James E. Barnes
Director
  9,000(*)(5)   ---Thomas S. Carter, Jr.
Director
319,134(*)(8)
400(*)
James B. Dehner
Vice President of KCSI
and Executive Vice
President and Chief
Operating Officer of
KCSR
 77,117(*)(6)   ---George W. Edwards, Jr.
Director, Executive
Vice President and
Member of the Office of
the Chief Executive of
KCSI, and President and
Chief Executive Officer
of KCSR
430,014(*)(7)   ---Michael G. Fitt
Director
  7,200(*)(3)   ---Paul H. Henson
Chairman of the Board
198,340(*)(9)   ---Mark M. Levin
Director
     100(*)   ---   Thomas A. McDonnell
Director, Executive
Vice President and
Member of the Office of
the Chief Executive of
KCSI, and Vice
Chairman, President,
Chief Executive Officer
and Treasurer of DST
  545,357(1.19%)(10)        ---Landon H. Rowland
Director, President,
Chief Executive Officer
and Member of the
Office of the Chief
Executive of KCSI
1,179,534(2.57%)(11)        ---Morton I. Sosland
Director
   91,688(*)(2)(12)        ---All Directors and
Officers as a Group (24
Persons)
3,420,796(7.44%)(13)        400(*)


* Less than 1% of the shares outstanding of the class

(1) Share amounts calculated in accordance with Rule 13d-3 under the Exchange Act, which results in the inclusion of shares that may be acquired upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of such date and shares allocated to the accounts of such persons under the KCSI ESOP. Percentage ownership is based on the number of shares outstanding as of the Record Date. The holders may disclaim beneficial ownership of shares included that are owned by or with family members, trusts or other entities. Except as noted and except for shares held by the KCSI ESOP, the holders have sole voting and dispositive power.

(2) Includes 4,800 shares with respect to which options are exercisable or will become exercisable within sixty days.

(3) Includes 4,000 shares with respect to which options are exercisable or will become exercisable within sixty days.

(4)  Includes 4,246 shares allocated to his account under the KCSI
     ESOP.

(5) Includes 6,000 shares with respect to which options are exercisable or will become exercisable within sixty days.

(6) Includes 40,000 shares with respect to which options are exercisable or will become exercisable within sixty days.

(7) Includes 60,000 shares with respect to which options are exercisable or will become exercisable within sixty days and 4,246 shares allocated to his account under the KCSI ESOP.

(8) Includes 2,000 shares with respect to which options are exercisable or will become exercisable within sixty days.

(9)  Includes 5,570 shares allocated to his account under the KCSI
     ESOP.

(10) Includes 1,596 shares held by his wife as to which beneficial ownership is disclaimed and 80,000 shares with respect to which options are exercisable or will become exercisable within sixty days and 14,958 shares allocated to his account under the KCSI ESOP, but does not include shares owned by the DST Profit Sharing Plan.

(11) Includes 948,952 shares with respect to which options are exercisable or will become exercisable within sixty days and 16,884 shares allocated to his account under the KCSI ESOP and 156 shares in the KCSI Profit Sharing Plan.

(12) Includes 6,000 with respect to which options are exercisable or will become exercisable within 60 days and 1,600 shares held as trustee over which he has sole voting and dispositive power. Also includes the following shares over which he has shared voting and dispositive power, but as to which beneficial ownership is disclaimed: 4,000 shares held by Sosland Companies, Inc.; 16,800 shares held as co-trustee of a testamentary trust; 25,600 shares in a charitable foundation of which he is a director as to which he disclaims beneficial ownership; 8,000 shares held by Nine-Fifteen Wyandotte, Inc. of which he is a director; 12,000 shares in a testamentary trust of which he is co-trustee; and 4,000 shares held by his wife.

(13) Includes 1,492,176 shares with respect to which options are exercisable or will become exercisable within 60 days and 124,350 shares allocated to the accounts of officers under the KCSI ESOP.

            PROPOSAL (1) - ELECTION OF FOUR DIRECTORS

     Four directors are to be elected for three-year terms, to serve until the Annual Meeting of Stockholders in 1997 or until their successors are elected and qualified. All of the nominees are presently directors of KCSI, have indicated that they are willing and able to serve as directors if elected, and have consented to be named as nominees in this Proxy Statement. For a possible limitation on the service of some of the KCSI directors, including two of the nominees, see "Depository Institution Management Interlocks Act" below. If any nominee should become unable or unwilling to serve, the persons appointed proxy pursuant to the enclosed proxy card intend to vote for one or more substitute nominees chosen by them in their sole discretion. The directors are elected by the affirmative vote of the plurality of shares of Voting Stock present at the Annual Meeting that are entitled to vote on the election of directors.

     The Board of Directors is divided into three classes, with members of each class serving a three-year term.

INFORMATION ABOUT NOMINEES AND PRESENT DIRECTORS

     The following tables set forth certain information about the nominees and about the other present directors of KCSI who will continue in office after the Annual Meeting. Other information about the directors, nominees and the Board is set forth below under "Information Concerning the KCSI Board of Directors and Certain Committees".

Nominees For Reelection

S

            NameAgePosition
with KCSI
Director
Since
Nominated
for Term
Expiring
George W.
Edwards, Jr.
54Executive
Vice
President,
Member of
the Office
of the
Chief
Executive
and
Director
19911997Michael G.
Fitt
(1),(3),(4)
63Director19861997Thomas A.
McDonnell
48Executive
Vice
President,
Member of
the Office
of the
Chief
Executive
and
Director
19831997Morton I.
Sosland
(1),(2),(4)
68Director19761997Directors Who Will Continue in OfficeA. Edward
Allinson
(1),(3)
59Director19901995Paul F.
Balser
(2),(4)
52Director19901995Paul H.
Henson
(3),(4)
68Chairman of
the Board
19901995Landon H.
Rowland (3)
56President,
Chief
Executive
Officer,
Member of
the Office
of the
Chief
Executive
and
Director
19831995James E.
Barnes
(2),(4)
60Director19861996

Thomas S.
Carter,
Jr.(3),(2)
72Director19731996Mark M.
Levin
46Director19931996

____________________

(1)  Audit Committee Member
(2)  Compensation and Organization Committee Member
(3)  Executive Committee Member
(4)  Finance and Strategy Committee Member

       INFORMATION CONCERNING THE KCSI BOARD OF DIRECTORS
                     AND CERTAIN COMMITTEES

PRINCIPAL OCCUPATIONS

     Information concerning the principal occupations of the nominees and directors during the past five years is set forth below.

NOMINEES FOR DIRECTOR TO SERVE UNTIL THE ANNUAL MEETING OF
STOCKHOLDERS IN 1997

GEORGE W. EDWARDS, JR., Executive Vice President of KCSI and a member of the Office of Chief Executive of KCSI and President and Chief Executive Officer of KCSR since April 1, 1991. He previously served as Chairman of the Board and Chief Executive Officer of The United Illuminating Company, New Haven, Connecticut from April 1987 through April 1991 and as President and Chief Executive Officer of that company from April 1985 to April 1987. He also serves as a director of The Aquarion Company, Bridgeport, Connecticut, El Paso Electric Company, El Paso, Texas and Hubbell, Inc., Orange, Connecticut.

MICHAEL G. FITT, Retired. He was Chairman and Chief Executive Officer of Employers Reinsurance Corporation, Overland Park, Kansas, from 1980 through 1992 and President of that company from 1979 through 1991. He is also a director of Boatmen's Bancshares, Inc., St. Louis, Missouri, Boatmen's First National Bank, Kansas City, Missouri and NACRE Corp., Greenwich, Connecticut. Employers Reinsurance Corporation is a subsidiary of General Electric Financial Services, Inc. For a possible limitation on the service of Mr. Fitt, stockholders should see the discussion below under "Depository Institutions Management Interlocks Act".

THOMAS A. MCDONNELL, Executive Vice President of KCSI since February 1987 and a member of the Office of Chief Executive of KCSI since 1989. He has served as Vice Chairman of the Board of KCSI's subsidiary, DST Systems, Inc. ("DST") since October 1984, as a director of DST since 1971, as President of DST since March 1987 (having previously served in such position from 1973 until October
1984), and as Treasurer of DST since 1973. He is Chief Executive Officer of DST and has had executive responsibility of DST since 1985. He has also served as a director of KCSR since December 1989. He is a director of Janus Capital Corporation, Denver, Colorado, Informix Software, Inc., Menlo Park, California, BHA Group, Inc., Kansas City, Missouri, and The Continuum Company, Inc., Austin, Texas.

MORTON I. SOSLAND, Chairman of Sosland Companies, Inc., Kansas City, Missouri, as of January 1993 and President from July 1968 through December 1992, which are publishers and venture investors. He is also a director of Brown Group, Inc., St. Louis, Missouri, Hallmark Cards, Incorporated, Kansas City, Missouri, H & R Block, Inc., Kansas City, Missouri, AgriStar, Inc., Conroe, Texas, and Commerce Bancshares, Inc., Kansas City, Missouri. For a possible limitation on the service of Mr. Sosland, stockholders should see the discussion below under "Depository Institutions Management Interlocks Act".

DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1995

A. EDWARD ALLINSON, Executive Vice President of the Global Financial Asset Services, formerly the Mutual Fund Services, of State Street Bank and Trust Company, Chairman of the Board of Directors and Chief Executive Officer of Boston Financial Data Services, Inc. and Executive Vice President of State Street Boston Corporation since March 1990. He served as a director of DST from 1977 to November 1990 and as President of Mitchell Hutchins Asset Management from June 1987 to February 1990. From December 1977 to June 1987, Mr. Allinson was Executive Vice President of the Chase Manhattan Bank, New York, New York.

PAUL F. BALSER, a Partner of Centre Partners, New York, New York, since September 1986. He served as a director of DST from 1983 to November 1990, and was a Managing Director and member of the Board of Directors of J. Henry Schroder Corporation, New York, New York from April 1982 until September 1986. He also serves as a director of Carbide/Graphite Group, Inc., Pittsburgh, Pennsylvania, Scientific Games, Inc., Atlanta, Georgia, and United Retail Group, Inc., Rochelle Park, New Jersey.

PAUL H. HENSON, Chairman of the Board of KCSI since May 1, 1990.
He previously served as Chairman of the Board of United Telecommunications, Inc., which has been renamed as Sprint Corporation, Shawnee Mission, Kansas, from 1966 to April 30, 1990, and he still serves as a director of that company. He is also a director of Armco, Inc., Parsippany, New Jersey, Duke Power Company of Charlotte, North Carolina, and Hallmark Cards, Incorporated, Kansas City, Missouri. Mr. Henson also served as Chief Executive Officer of United Telecommunications, Inc. from 1966 to 1985 and was a director of KCSI from 1966 through 1980.

LANDON H. ROWLAND, President of KCSI since July 1983, has been Chief Executive Officer of KCSI since January 1987 and was Chief Operating Officer from July 1983 through December 1986. He was President and Chief Executive Officer of KCSR from October 1990 to April 1991, and has been Chairman of the Board since May 1990 and a director since May 1982 of KCSR, and has been Chairman of the Board and a director of DST since June 1983. He was Vice President of KCSI from August 1980 until July 1983. He was also a director of Boatmen's First National Bank, Kansas City, Missouri until
March 31, 1992.

DIRECTORS SERVING UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1996

JAMES E. BARNES, Chairman of the Board of MAPCO, Inc., Tulsa, Oklahoma, since May 1986, and Chief Executive Officer of that company since February 1984. He also served as President of that company from February 1984 until December 1991. MAPCO owns, develops, produces and transports coal, petroleum and gas products. In addition to serving as a director of MAPCO, he is also a director of Southwestern Bell Corporation, San Antonio, Texas and a director of BOK Financial Corporation, Tulsa, Oklahoma.

THOMAS S. CARTER, retired. He previously served as Chairman of the Board of KCSI's subsidiaries, The Kansas City Southern Railway Company ("KCSR") and the Louisiana and Arkansas Railway Company ("L&A") from July 1983 until 1990, and as a director of both companies from 1973, until May 1, 1990. He also served as President of both companies from January 1983 to January 1986, and as Chief Executive Officer of KCSR from 1982 to 1990 and of L&A from 1981 to 1990.

MARK M. LEVIN, Consultant. He is currently consulting with the management of KCSR. He previously served as Chairman and Chief Executive Officer of MidSouth Corporation, which was a holding company of four operating railroad subsidiaries and that was acquired by KCSI in June 1993, from March 1989 through June 1993. Prior to that he was a partner in a law firm from November 1984 through March 1989.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of KCSI has established an executive committee (which also makes nominations), an audit committee, a compensation and organization committee, and a finance and strategy committee, among others.

EXECUTIVE COMMITTEE

     The Executive Committee consists of KCSI's Chairman of the Board, its Chief Executive Officer and three outside directors elected by the Board to serve one-year terms. When the Board is not in session, the Executive Committee has all the powers in the management of KCSI of the Board in all cases in which specific direction has not been given by the full Board.

     The Executive Committee also serves as the Board's nominating committee and makes recommendations to the Board as to suitable nominees for election to the Board of Directors by KCSI's stockholders and to fill newly created directorship or vacancies in the Board. The Chief Executive Officer is a non-voting member with respect to nomination activities. As a part of its nominating duties, the Executive Committee may meet with and consider suggestions from Board members, management, consultants and others in formulating its recommendations. The Executive Committee generally will consider director nominees recommended by stockholders. Stockholders should see "Stockholder Proposals" and "Other Matters" below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of KCSI stockholders.

AUDIT COMMITTEE

     The Audit Committee consists of three outside directors elected by the Board of Directors to serve staggered three-year terms. The Audit Committee meets with and considers suggestions from members of management and of KCSI's internal audit staff, as well as KCSI's independent accountants, concerning the financial operations of KCSI. The Audit Committee also reviews the audited financial statements of KCSI and considers and recommends the employment of and approves the fee arrangement with independent accountants for audit functions and for advisory and other consulting services.

COMPENSATION AND ORGANIZATION COMMITTEE

     The Compensation and Organization Committee (the "COC") consists of four outside directors elected by the Board to serve one-year terms. The COC authorizes all salaries for KCSI and subsidiary company officers and supervisory employees, other than officers and supervisory employees of Janus Capital Corporation earning $100,000 or more per year, administers the incentive compensation plans of KCSI, KCSR and DST in accordance with the terms of those plans and determines any incentive allowances made to their officers and staff. In addition, the committee administers KCSI's employee stock purchase plan under which eligible employees of KCSI and its subsidiaries and affiliates are permitted to subscribe to and purchase shares of KCSI common stock through payroll deductions.

     The COC also has the authority to review the consolidated earnings of KCSI and to make recommendations to the Board about the allocation of funds to KCSI's profit sharing plan. The COC also reviews the results of the investment program of the profit sharing plan and reports to the Board.

     The COC acts as KCSI's stock option plan committee, and administers KCSI's stock option plans, other than the 1993 Directors' Stock Option Plan, in accordance with KCSI's By-laws, the terms of the plans and the applicable laws. The COC is also responsible for an annual update of succession plans and major organizational changes.

FINANCE AND STRATEGY COMMITTEE

     The Finance and Strategy Committee consists of KCSI's Chairman of the Board and four outside directors elected by the Board to serve one-year terms. The Finance and Strategy Committee is responsible for reviewing financial plans, major capital investments, long-term strategic plans, and KCSI's acquisition and divestiture programs and to make recommendations to the Board.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1993, there were six meetings of the Board of Directors, two meetings of the Executive Committee, three meetings of the Audit Committee, two meetings of the Finance and Strategy Committee and six meetings of the Compensation and Organization Committee and one meeting of the Pricing Committee. All directors attended at least 75% of the total of all meetings of the Board and all committees on which they served during 1993.

COMPENSATION OF DIRECTORS

     During 1993, directors, who are not officers or employees of KCSI, its subsidiaries or affiliates, received a $21,000 annual retainer, payable quarterly, and $2,000 plus expenses for each KCSI Board meeting attended and $1,000 for each telephonic board meeting in which they participated. Such directors also received $1,000 plus expenses for each KCSI committee meeting attended and each committee chairman received a $3,000 annual retainer fee.

     Directors of KCSI and certain subsidiaries are permitted to defer receipt of directors fees under unfunded directors' deferred fee plans adopted by the respective boards of directors, and either to receive interest on such fees until they have been paid to them or if they are a director of KCSI, in lieu of receiving interest, to have earnings on their deferred fees determined pursuant to a formula based on the performance of certain mutual funds advised by Janus Capital Corporation. The rate of interest to be paid under the KCSI and KCSR plans is set at the prime rate of a certain national bank less 1%. Under the DST Deferred Fee Plan, interest paid on deferred fees is based upon the performance of the DST Profit Sharing Plan. Distributions under the plans are allowed in certain instances as approved by the respective boards of directors. The KCSI, KCSR and DST deferred fee plans also allow the respective directors to elect to receive deferred amounts in installments payable over several years. Deferred fees and accrued interest thereon for 1993 are included in the amounts shown in the Summary Compensation Table below.

     Pursuant to the terms of the KCSI Directors' Retirement Plan, any director of KCSI who has served five years as a director without simultaneously being employed by KCSI or any of its subsidiaries is eligible to receive benefits under the plan. The retirement plan provides that, following retirement, eligible directors will receive a monthly benefit payment equal to one-twelfth of a percentage, varying from 40% to 55% depending upon the number of years of service, of the average monthly directors' fee paid the directors for Board and committee service during the 36 month period immediately preceding retirement. Directors serving five to eight years will receive benefits at a 40% level and directors serving from nine to fifteen years will receive benefits at a 50% level for a period equal to the number of months served, whereas directors serving over 15 years will receive benefits at a 55% level until their death. The retirement plan also allows directors to choose a reduced benefit payable until the death of both the retired director and his spouse, and allows KCSI to convert retirement benefits to an annuity payable over a number of years.

     Members of the Board of Directors of Janus Capital Corporation receive an annual fee of $6,750. Mr. McDonnell received no fee as a director of Janus in 1993, 1992 and 1991. Beginning May 1, 1993, no directors fees will be paid to the Directors of KCSR.

     KCSI has entered into a three year contract with Mark Levin commencing July 15, 1993, which agreement may be terminated at the will and in the sole discretion of KCSR management. Mr. Levin is to provide advice to the management of KCSR in the areas of strategic planning, acquisitions, certain international business ventures and such other duties as Mr. Edwards shall determine. Mr. Levin is to be paid $100,000 per year for his services and is to be reimbursed for the reasonable costs of maintaining an office. In addition, Mr. Levin was granted options for 50,000 shares of Common Stock. The options become exercisable for the first 20,000 shares on the first annual anniversary date of the grant, the next 15,000 shares on the second anniversary date and the remaining 15,000 shares on the third anniversary date. Upon termination of the agreement, Mr. Levin is entitled to receive the salary that he had accrued through the date of termination and may exercise those options that were exercisable on or before his termination date for 90 days after such date.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     A. Edward Allinson, who served as a member of the Compensation and Organization Committee for part of 1993, is the Chairman of the Board of Boston Financial Data Services, Inc. ("BFDS"), a joint venture between DST Systems, Inc. and State Street Bank and Trust Co, which each have a 50% interest in the venture. Thomas S. Carter, who is a member of the Compensation and Organization Committee, was an officer of KCSR and L&A until his retirement in May of 1990.

DEPOSITORY INSTITUTION MANAGEMENT INTERLOCKS ACT

     A federal law, the Depository Institution Management Interlocks Act, precludes, in certain circumstances, persons from serving as directors or officers of more than one "depository institution" or "affiliate" of such institution. Under some interpretations of that Act, Investors Fiduciary Trust Company, a subsidiary of KCSI ("IFTC"), may be regarded as a "depository institution," and KCSI may be regarded as its "affiliate." In such event, Messrs. Barnes, Fitt and Sosland could be precluded from continuing to serve as directors of KCSI if they remained on the boards of directors of the banks and bank holding companies identified above, and Mr. Allinson also could not continue as a KCSI director if he remained a bank officer. The appropriate regulatory authorities have indicated that they will take no action to require these directors to resign their positions, pending completion of a review and reconsideration of such interpretations of the Act. This forbearance is predicated upon the directors' undertaking that they will not vote or otherwise participate in matters relating to IFTC. If it should be determined that the Act precludes such continued service, these directors will be required to resign their positions with such banks or bank holding companies or to resign from the Board of KCSI.

PROPOSAL (2) -  APPROVAL OF AN AMENDMENT TO KCSI'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

     The Board of Directors has unanimously voted in favor of proposing to KCSI's stockholders an amendment to KCSI's Certificate of Incorporation to increase the number of shares of Common Stock currently authorized in such certificate. The proposed amendment is to increase the number of shares of Common Stock authorized for issuance by KCSI from 100,000,000 to 400,000,000. Of the 100,000,000 shares of Common Stock currently authorized, 43,369,807 shares were issued and outstanding on the Record Date.

     The increase will give KCSI additional shares for such uses as the Board may from time to time in the future determine appropriate, including for the declaration of stock dividends or splits, for raising additional capital, for acquisitions or for issuance in connection with KCSI's employee benefit, stock purchase or stock option plans. The Board is not currently considering any such transactions, however. Approval of the proposed amendment at the Annual Meeting will also minimize any additional costs and delays in obtaining stockholder approval of an increase of authorized shares of Common Stock should the Board resolve to issue the additional shares in the future.

     The Board does not intend that the increase in the number of authorized shares of Common Stock be part of any series of anti-takeover measures by KCSI and is not aware of any proposed plans to takeover KCSI. Nonetheless, the availability of authorized but unissued shares of Common Stock could be used to make any attempt to gain control of KCSI more difficult and thereby more difficult to remove current management. The authorized but unissued shares of Common Stock could be issued to increase the number of shares of Common Stock that a stockholder would need to take control of KCSI or cause it to merge or consolidate with another entity or dissolve.

     The stockholders of KCSI currently do not have any preemptive right to purchase additional shares of Common Stock upon the issuance of such shares. The proposed amendment would not give the stockholders that right.

     The affirmative vote of a majority of shares entitled to vote on the proposal that are present at the Annual Meeting is required for adoption of the proposed amendment, assuming a quorum is present. The Board does not anticipate soliciting the authorization of KCSI's stockholders for the issuance of additional shares of Common Stock except as the Board may determine is appropriate or as may be required by applicable law or by the rules of any stock exchange on which the Common Stock may then be listed.

     If the proposed amendment is approved at the Annual Meeting, such amendment will become effective on the date on which a certificate of amendment is filed with the Secretary of State of Delaware, KCSI's state of incorporation. If approved, management of KCSI anticipates filing the amendment as soon as practicable following the Annual Meeting.

    YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF amendment to KCSI'S CERTIFICATE OF INCORPORATION TO INCREASE THE
           NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

PROPOSAL (3) - APPROVAL OF AMENDMENT TO KCSI'S CERTIFICATE OF
INCORPORATION TO SET A PAR VALUE FOR THE COMMON STOCK

     The Board of Directors has unanimously voted in favor of proposing to KCSI's stockholders an amendment to KCSI's Certificate of Incorporation to set a par value for the shares of Common Stock. The proposed amendment is to set the par value per share of Common Stock at $0.01. KCSI's Certificate of Incorporation currently provides that the Common Stock has no par value.

     The establishment of a par value for the Common Stock will help lower the fees and taxes assessed against KCSI by Missouri, a state in which KCSI is qualified to do business, and may help to reduce fees and taxes assessed by states in which KCSI may qualify to do business in the future. (Management currently has no plans to register to do business in any other states.) Some states, including Missouri, assess certain fees and taxes based upon the par value of the stock of a company incorporated or doing business there. When a company's stock has no par value, some states, including Missouri, arbitrarily assign a stated value to the stock and assess the fees and taxes based upon such stated value. The par value that the Board is proposing to set is lower than the stated value assigned by Missouri, and therefore is expected to reduce the amount of the fees and taxes that are assessed by Missouri.

     Under Delaware law, a specified portion of the consideration received by KCSI upon the sale of its stock is to be capital unless the Board of Directors determines that only part of such consideration is capital and allocates the remainder to surplus.
If stock with no par value is sold, the Board is required to leave in capital an amount equal to part of the consideration received, with no minimum prescribed. In contrast, if stock with a par value is sold, the Board is required to leave in capital an amount equal to the aggregate par value of the shares sold. Thus, if the proposed amendment is approved, in connection with future offerings of the Common Stock, the Board will not be able to allocate to surplus as much as it could with no par stock.

     Under Delaware law, the Board also has the authority to reduce
capital by transferring a portion to surplus.   If KCSI has
outstanding stock with no par value, the Board is required to leave in capital an amount equal to some of the capital represented by issued shares of no par stock outstanding, with no minimum prescribed. In contrast, if KCSI has outstanding stock with a par value, the Board is required to leave in capital an amount equal to the aggregate par value of the shares outstanding. Thus, if the amendment is approved, the Board will not be able to allocate to surplus as much as it could with no par stock.

     Approval of this amendment would have no effect on KCSI's stockholders current rights, to the best of management's knowledge and belief. The amendment will also not have any current effect on the capital of KCSI. Approval of the proposed amendment will not require, under Delaware law, an adjustment to capital, and although the Board has the authority under Delaware law to change capital, the Board has no current plans to do so.

     Management believes that any future impact of the proposed amendment on KCSI's stockholders should be minimal. The Board may only declare dividends out of surplus and not out of capital and, as discussed above, the proposed amendment would increase the minimum amount of capital KCSI could have. If the proposed amendment is adopted, KCSI would be required to maintain as capital no less than $433,698 as of the Record date. As of December 31, 1993, KCSI had $30,900,000 in capital associated with the Common Stock and $102,600,000 in surplus.

     The affirmative vote of a majority of shares entitled to vote on the proposal that are present at the Annual Meeting is required for adoption of the proposed amendment, assuming a quorum is present. If the proposed amendment is approved at the Annual Meeting, such amendment will become effective on the date on which a certificate of amendment is filed with the Secretary of State of Delaware, KCSI's state of incorporation. If approved, management of KCSI anticipates filing the amendment as soon as practicable following the annual meeting.

    YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF
        AMENDMENT TO KCSI'S CERTIFICATE OF INCORPORATION
             TO SET A PAR VALUE FOR THE COMMON STOCK


     PROPOSAL (4) - RATIFICATION OF THE BOARD OF DIRECTORS'
              SELECTION OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has recommended, and the Board of Directors has selected, the firm of Price Waterhouse as independent accountants to examine the consolidated financial statements of KCSI for the year 1994. No relationship exists between KCSI and Price Waterhouse other than that of independent accountant and client.

     Price Waterhouse served as KCSI's, KCSR's and DST's independent accountants for 1993. As such, Price Waterhouse performed professional services in connection with the examination of the consolidated financial statements of KCSI. Such services included examinations of the consolidated financial statements of KCSI and of the financial statements of various subsidiaries, review of reports filed with the Securities and Exchange Commission and review of control procedures of the mutual fund processing system of DST. In addition, Price Waterhouse provided consulting services to KCSI and certain of its subsidiaries during 1993.

     One or more representatives of Price Waterhouse will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions by stockholders.


            YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR"
             RATIFICATION OF THE BOARD OF DIRECTORS
                  SELECTION OF PRICE WATERHOUSE

                     MANAGEMENT COMPENSATION

COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     The Board of Directors of KCSI believes that increasing the value of KCSI to its stockholders is the Board's most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation and Organization Committee, which is made up of four directors who are not employees of KCSI, is responsible for determining the compensation packages of KCSI's executives.

     The Committee's role in determining the compensation of the executives of KCSI is to assure that KCSI's compensation strategy is aligned with the Board's overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both KCSI's and the individual's performance. The Committee, from time-to-time, utilizes the expertise of independent compensation consultants.

     The Committee has significantly restructured the executives' compensation packages in the last several years to implement a
strategy designed to accomplish the Board's objective.   The
strategy is based upon the principles that executive performance should be judged and compensated primarily on the basis of KCSI's earnings and the strength of KCSI's financial position; long-term changes in stockholder value are the most appropriate measure of KCSI's financial performance; and the most effective approach to promoting the financial success of KCSI is to align the stockholders' and the executives' interests.

     The Committee concluded that this alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. As a result, the executives' compensation packages were restructured to decrease the proportion of short-term cash compensation and to increase the proportion of long-term compensation tied to increases in KCSI's earnings and financial position. For the members of the Office of the Chief Executive, who are Messrs. Rowland, McDonnell and Edwards, annual cash compensation will be primarily in the form of base salary, which is being maintained at levels consistent with competitive market pay practices, along with incentive compensation primarily in the form of restricted stock and stock options. The intent of the restructured compensation packages is to link the level of the executives' compensation with changes in stockholders' value.

     In order to help ensure that this strategy is implemented, the Committee has expressed its intent in the employment agreements of executives that future awards of stock incentives to the executives are dependent upon such executives retaining ownership of a substantial portion of the shares of KCSI common stock acquired through the stock incentives awarded after March 1992. The members of the Office of the Chief Executive, as part of their employment agreements, have agreed to retain a majority (less shares forfeited or used to pay the option exercise price or taxes) of all restricted stock and stock acquired through the exercise of options awarded under those agreements.

     The Committee believes that while KCSI should provide an opportunity for its executives to acquire a significant equity stake in KCSI, realization of the benefits of this opportunity should generally occur only after the stockholders have had the benefit of an increase in the value of their investment in KCSI.

     The Committee intends that the application of these principles results in total compensation and capital accumulation potential for the executives above competitive levels for superior stockholder returns and below competitive levels for average or lesser returns.

     There are three components to KCSI's executives' compensation packages: Base Salary, Annual Cash Incentives and Stock
Compensation. Each of these components is discussed in detail below.

Base Salary

     The Committee determines the level of base salaries by competitive market practices and by individual contribution and performance. The Committee utilizes a number of surveys to determine compensation practices. The surveys are prepared or otherwise obtained by the independent compensation consultants to the Committee, and focus only on U. S. based companies generally of similar size because competition for executives is not limited to the asset management, railroad and transaction processing industries. In certain instances, however, the Committee looked at industry specific surveys. The financial performance of the companies surveyed is not a factor of the survey. These surveys do include some of the companies that make up the Fortune 50 Transportation Group, which is the industry group used for comparing share investment performance in the Stock Performance Graph below.

     Based upon the surveys, the Committee is able to determine what the competitive range of base salaries is for a particular position. The Committee targets the median of the range for setting base salary levels for the executives, but may adjust the salaries as a result of an individual's past performance, level of responsibility and experience as well as business performance and general economic factors.

     Effective January 1992, the members of the Office of the Chief Executive entered into employment contracts with KCSI that fixed their base salaries for five years at $500,000 annually. The Committee set their base salaries at levels that were between the median and seventy-fifth percentile levels indicated in the surveys. The Committee chose such levels based upon its overall strategy of compensating such executives primarily through stock based incentives.

Annual Incentives

     Annual cash incentive awards to executives are based primarily on overall business unit and corporate earnings and cash flow performance, modified to reflect individual contribution and performance. Under the incentive awards program, minimum, target and maximum level corporate and personal goals are established annually by the Committee. The minimum level goals must be met in order for an executive to receive any incentive award. If the corporate and the executive's target goals are attained, an executive will receive an incentive award of between 30 and 50 percent of his or her base salary depending upon the executive's level of responsibility. Incentive awards for attainment of the corporate and personal minimum goals are one-half of the target goal award and maximum goals are two times the target goal award. For the members of the Office of the Chief Executive, participation in KCSI's annual cash incentive programs has been discontinued through December 1996.

Stock Compensation

     The key component to the Committee's strategy is to make stock incentives, which consist primarily of awards of stock options and restricted stock, a significant portion of the executives'
compensation package.   Generally, the number of options and shares
of restricted stock that an executive is awarded is tied to the compensation targets for that individual during the period covered by the grant. Through the application of option pricing models and other valuation analysis to data concerning stock incentives in the compensation surveys (see the discussion under Base Salary), the Committee is able to determine a range of values and numbers of stock incentives to be awarded. In determining the amount of stock incentives to be awarded to an executive, the Committee also considers previous awards, whether the executive has exercised, to the extent possible, options previously awarded and whether the shares of KCSI common stock acquired thereby or shares of restricted stock previously awarded have been retained.

     For purposes of determining the number of options to be granted the members of the Office of the Chief Executive under their employment agreements, the Committee also considered the risk adjusted present value of annual cash incentives that these executives might have earned over the five-year term of their employment agreements had they participated in such programs. In addition, these options were structured so that there had to be substantial appreciation in the market price of KCSI common stock in order for total compensation of the members of the Office of the Chief Executive to equal or exceed the estimated amount of total compensation that they would have received under the prior compensation structure. To provide additional incentives to the members of the Office of the Chief Executive, the Committee structured the awards of stock options incentives in 1991 and 1992 to reward the executives when KCSI's market value reached certain predetermined levels and remained at or above those levels for thirty consecutive trading days or if the executives remain employed with KCSI over a prescribed period. Each of these predetermined levels were established by assuming appreciation in the market price for KCSI common stock from the date of grant at a rate that was slightly above the average historical return of the S&P 500 (See the footnotes to the Performance Graph below). By structuring the option awards this way, the members of the Office of the Chief Executive would not be rewarded unless the stockholders of KCSI first received an above average market return. All of these levels were reached in 1992.

     The Committee also has a policy of encouraging the executives to retain such stock incentives, as previously discussed. By tying the executives' compensation and net worth to KCSI's common stock, the Committee seeks to focus the attention of the executives on the Board's overall objective of building long-term stockholder value.

     The Committee did not award any stock options to the members of the Office of the Chief Executive in 1993. However, consistent with KCSI's compensation strategy, the Committee awarded options to certain other executives.


Landon H. Rowland, CEO

     KCSI entered into an employment agreement with Mr. Rowland that was effective January 1, 1992, which is based upon the principles discussed above in connection with the members of the office of the Chief Executive. Thus, during the five-year term of the agreement, Mr. Rowland's base salary is fixed, and he is ineligible to participate in KCSI's annual cash incentive compensation programs. In addition, Mr. Rowland was awarded stock incentive compensation, in the form of restricted stock and stock options, under the agreement, which is discussed elsewhere in this Proxy Statement, subject to the terms and conditions discussed above. The grant of this stock-based compensation was intended to provide incentives to increase stockholder value over the five-year term of the agreement. No stock compensation was awarded Mr. Rowland in 1993.

Conclusion

     The Committee intends for its strategy to result in compensation packages providing the potential for the executives to realize compensation above competitive levels for above average increases in the market value of KCSI common stock, average compensation for average market performance and reduced compensation for below average market performance. The Committee believes that through this type of compensation, the Committee is best able to align the interests of the executives and KCSI's stockholders.

     This report was presented to and approved by the Board of Directors.

                    The Compensation and Organization Committee

                         Paul F. Balser
                         James E. Barnes
                         Thomas S. Carter
                         Morton I. Sosland

STOCK PERFORMANCE GRAPH

     Set forth below is a graph, the blue line on which depicts the yearly percentage change(1) of an assumed investment of $100 in KCSI's common stock since January 1, 1989 in comparison with other indices. The Performance Graph also depicts the yearly percentage change of an assumed investment of $100, respectively, of the stocks that comprise the S&P 500 index(2) (the dotted line) and the stocks that comprise the Fortune 50 Transportation companies(3) (the green line).

              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                   RELATIVE MARKET PERFORMANCE
                    TOTAL RETURN 1989 - 1993























S

                  Year Ended
December 31,
198819891990199119921993KCSI Total Return$100137110191316670S&P 500 Index
Total Return
$100132127166179197Fortune 50
Transportation
Total Return
$100123105160175217


(1) The percentage change for all the assumed investments depicted on the graph and in the table above has been calculated, assuming that such dividends are reinvested at the end of each quarter during such fiscal year, by dividing: (a) one minus the sum of (i) the cumulative per share amount of dividends paid during each of KCSI's fiscal year, and (ii) the difference between the beginning and ending closing price per share of the respective stocks as publicly quoted; by (b) the closing price per share of the respective stocks as publicly quoted at the beginning of KCSI's fiscal quarter. The graphs show the percentage change over KCSI's fiscal year for each of the years covered.

(2) The S&P 500 in an index prepared by Standards and Poor's Corporation, an independent company. The S&P 500 index reflects the change in weighted average market value for 500 companies whose shares are traded on the New York Stock Exchange, American Stock Exchange and in the over the counter market from the base period of 1941 through 1943. The index also assumes reinvestment of all dividends. These companies consist of approximately 400 industrial firms, 40 public utilities, 40 financial institutions and 20 transportation companies. Altogether, the stocks of these companies represent approximately 80 percent of the market value of all the stock listed on these exchanges.

(3) This index is based upon the 1993 Fortune 50 Transportation Companies (the "Transportation Group"), with certain adjustments as explained below. Each year, Time, Inc., an independent company, publishes in Fortune Magazine a list of the 50 largest transportation companies for which public records are available. The companies are ranked by consolidated total revenues as of December 31 of the immediately preceding year. The total consolidated revenues of each company in the Transportation Group include revenues from non-transportation lines of business, if any. However, to be included in the Transportation Group, a company must derive 50 percent or more of its total revenues from transportation services. KCSI was included in the Transportation Group in each of the five years covered by the Performance Graph.

The index is then prepared using information about those companies in the Transportation Group the stock of which is publicly traded (i.e. the "public companies"). Those companies in the Transportation Group the stock of which is not publicly traded (i.e. the "private companies") are not included in the index. For 1993, the private companies that were included in the Transportation Group were: Arco Transportation Alaska, BD Pipelines, Colonial Pipeline, Exxon Pipeline Co., Grand Trunk, Midland Enterprises, Northwest Airlines, Preston Corp., Southern Pacific Transportation, TWA, Unigroup, and United Parcel Service. Northwest Airlines and Preston Corp were public prior to 1993, but were acquired during 1993 and went private. Also not included in the Transportation Group index were Landstar System because the stock has only been publicly traded since 1993 and Continental Airlines because it filed for bankruptcy in 1993.

In addition, some of the public companies in this index have been dropped from those included in the Transportation Group index depicted in KCSI's proxy statement for the 1993 Annual Meeting of Stockholders. Worldcorp, Seagull Energy, Westair Holdings and Chemical Leamon were not included in the 1993 Transportation Group because they did not have sufficient revenues from their transportation businesses to meet the criteria established by Fortune Magazine. KCSI may adopt a new index in the future for comparison purposes if KCSI's revenues, assets and earnings from its non-transportation businesses continue to increase as a percentage of KCSI's consolidated business.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation paid or accrued by KCSI and its subsidiaries for services rendered during the years indicated for (i) the Chief Executive Officer of KCSI and (ii) the four most highly compensated executive officers during 1993 based upon the total salary and bonus paid during 1993.

[CAPTION]
TABLE

                     SUMMARY COMPENSATION TABLE

                     Annual Compensation
  Long Term
Compensation
  Awards


   Name
    and
 Principal
 Position



  Year



 Salary ($)



 Bonus(1) ($)

 Restricted
 Stock
 Award(s)
  ($)

Securities
Underlying
Options/
SARs (#)

 All Other
 Compen-
 sation
                                                                                ($)
Landon H.
Rowland
President
and Chief
Executive
Officer
 1993
 1992
 1991
500,345(2)
501,145(2)
476,847(2)
 ---
 ---
 352,688
 ---
 593,125(3)
 ---

 ---
 80,000
 568,000
148,624(4)
262,224(4)
 84,208(4)
Thomas A.
McDonnell
Executive
Vice
President
and Office
of the Chief
Executive of
KCSI, and
Vice
Chairman,
President,
Chief
Executive
Officer
and
Treasurer of
DST
 1993
 1992
 1991
500,004(5)
501,004(5)
521,000(5)
 ---
 ---
 608,000(8)
 ---
593,125(6)
 ---
 ---
 80,000
 580,000
192,499(7)
306,099(7)
254,492(7)
George W.
Edwards, Jr.
Executive
Vice
President
and Office
of the Chief
Executive of
KCSI, and
Chief
Executive
Officer
of KCSR
 1993
 1992
 1991
500,004(9)
501,004(9)
401,000(9)
 ---
 ---
 873,315(12)
 ---
593,125(10)
 ---
 ---
80,000
868,000
148,624(11)
262,224(11)
114,700(11)
Thomas H.
Bailey
Chairman,
Chief
Executive
Officer and
President of
Janus
Capital
Corporation
 1993
 1992
 1991
556,492(13)
553,243(13)
530,152(13)
 ---
 ---
 ---
 ---
 ---
 ---
 ---
 ---
 ---
 25,942(14)
 30,000(14)
 30,000(14)
James B.
Dehner
Vice
President of
KCSI,
Executive
Vice
President
and Chief
Operating
Officer of
KCSR
 1993
 1992
 1991
185,004
175,008
140,008
 185,004
 175,008
  55,440
   ---
108,938(15)
 ---
  10,000
  18,000
 ---
57,257(16)
79,734(16)
30,700(16)

(1) Except as otherwise indicated, bonuses paid to the named executives represent cash awards under KCSI's incentive compensation programs.

(2) Includes directors' fees of $1,000 per year for 1991 and 1992 paid by KCSR and L&A, which have been discontinued as of January 1, 1993, and interest on the KCSR deferred directors fee plan for 1991, 1992 and 1993 of $531, $141, and $341, respectively.

(3) Pursuant to the terms of his employment agreement, Mr. Rowland was awarded 40,000 shares of KCSI common stock, which is subject to certain restrictions. He has all rights of a stockholder with respect to these shares, including the right to receive dividends and other distributions on the shares and the right to vote such shares. However, he may not transfer the shares, except to KCSI, without prior approval of the Board of Directors. In addition, Mr. Rowland must transfer some or all of the shares back to KCSI without any payment by KCSI if, prior to January 1, 1997, his employment with KCSI is terminated for cause or Mr. Rowland voluntarily terminates his employment. The restrictions on such shares and KCSI's right to receive such shares back upon termination of employment lapse on 20 percent of the shares on each of the five anniversary dates beginning January 1, 1993. At the date of award, the mean market price per share of such stock, as quoted on the New York Stock Exchange (the "NYSE") was $14.8281. The amount shown in the Summary Compensation Table is the fair market value of the restricted stock on the date of grant based upon the average of the high and low price as quoted on the New York Stock Exchange. As of December 31, 1993, Mr. Rowland held 32,000 shares of restricted KCSI common stock, the aggregate value of which at that date was $1,616,000 (based on the average price of $50.50 per share).

(4) All other compensation for Mr. Rowland for the years indicated is comprised of: (i) contributions to his account under KCSI's ESOP for 1991, 1992 and 1993, of $16,008, $30,000, and
     $14,150, respectively; (ii) contributions to his account under the KCSI Profit Sharing Plan, for the years 1991, 1992 and 1993 of $6,711, none and $4,717, respectively; and (iii) amounts credited to his account under the Executive Plan (a non-qualified deferred contribution plan, which is discussed in more detail under "Other Compensatory Plans" below) for 1991 and 1992 amounts estimated to be credited for 1993 of $61,489, $232,224 and $129,757, respectively.

(5) Includes directors' fees of $1,000 per year for 1991 and 1992 paid by KCSR and L&A, which have been discontinued as of January 1, 1993.

(6) Pursuant to the terms of his employment agreement, Mr. McDonnell was awarded 40,000 shares of KCSI common stock, which is subject to certain restrictions. He has all rights of a stockholder with respect to these shares, including the right to receive dividends and other distributions on the shares and the right to vote such shares. However, he may not transfer the shares, except to KCSI, without prior approval of the Board of Directors. In addition, Mr. McDonnell must transfer some or all of the shares back to KCSI without any payment by KCSI if, prior to January 1, 1997, his employment with KCSI is terminated for cause or Mr. McDonnell voluntarily terminates his employment. The restrictions on such shares and KCSI's right to receive such shares back upon termination of employment lapse on 20 percent of the shares on each of the five anniversary dates beginning January 1, 1993. At the date of award, the mean market price per share of such stock, as quoted on the NYSE was $14.8281. The amount shown in the Summary Compensation Table is the fair market value of the restricted stock on the date of grant based upon the average of the high and low price as quoted on the New York Stock Exchange. As of December 31, 1993, Mr. McDonnell held 32,000 shares of restricted KCSI common stock, the aggregate value of which at that date was $1,616,000 (based on the average price of $50.50 per share).

(7) All other compensation for Mr. McDonnell for the years indicated is comprised of: (i) contributions to his account under KCSI's ESOP for the years 1991, 1992 and 1993 of $16,008, $30,000 and $14,150, respectively; (ii) contributions to his account under the DST Profit Sharing Plan, for the year 1991, 1992 and 1993 of $12,111, none and $4,717, respectively;
     (iii) amounts credited to his account under the Executive Plan for 1991 and 1992 and amounts estimated to be credited for 1993 of $182,498, $232,224, and $129,757, respectively; and
     (iv) payments in 1991, 1992 and 1993 for DST options which were canceled when KCSI acquired DST's publicly held minority interest in the amounts of $43,875, $43,875 and $43,875, respectively.

(8) Includes KCSI incentive compensation for 1990 of $108,000 that was paid in 1991 and not reported in 1990.

(9) Includes directors' fees of $1,000 per year for 1991 and 1992 paid by KCSR and L&A, which have been discontinued as of January 1, 1993. Mr. Edwards was first employed by KCSI on
     April 1, 1991.

(10) Pursuant to the terms of his employment agreement, Mr. Edwards was awarded 40,000 shares of KCSI common stock, which is subject to certain restrictions. He has all rights of a stockholder with respect to these shares, including the right to receive dividends and other distributions on the shares and the right to vote such shares. However, he may not transfer the shares, except to KCSI, without prior approval of the Board of Directors. In addition, Mr. Edwards must transfer some or all of the shares back to KCSI without any payment by KCSI if, prior to January 1, 1997, his employment with KCSI is terminated for cause or Mr. Edwards voluntarily terminates his employment. The restrictions on such shares and KCSI's right to receive such shares back upon termination of employment lapse on 20 percent of the shares on each of the five anniversary dates beginning January 1, 1993. At the date of award, the mean market price per share of such stock, as quoted on the NYSE was $14.8281. The amount shown in the Summary Compensation Table is the fair market value of the restricted stock on the date of grant based upon the average of the high and low price as quoted on the New York Stock Exchange. As of December 31, 1993, Mr. Edwards held 32,000 shares of restricted KCSI common stock, the aggregate value of which at that date was $1,616,000 (based on the average price of $50.50 per share).

(11) All other compensation for Mr. Edwards for the years indicated is comprised of: (i) a contribution to his account under KCSI's ESOP for 1991, 1992 and 1993 of $16,008, $30,000, and
     $14,150, respectively; (ii) contributions to his account under the KCSI Profit Sharing Plan for the years 1991, 1992 and 1993 of none, none and $4,717, respectively, and (iii) amounts credited to his account under the Executive Plan for 1991 and 1992 and amounts estimated to be credited for 1993 of $98,762, $232,224 and $129,757, respectively.

(12) Included in this amount is a $560,000 initial signing bonus that is subject to repayment upon termination of employment within a five-year period and interest of $13,315 paid thereon on August 1, 1991.

(13) Includes directors' fees for 1991, 1992 and 1993 of $4,000, $6,750, and $4,000, respectively, paid to Mr. Bailey in his capacity as director of Janus Capital Corporation and $16,500, $15,000 and $22,500 for the years 1991, 1992 and 1993 for fees in his capacity as a director of the Janus Funds.

(14) All other compensation for Mr. Bailey for the years indicated is comprised of: (i) contributions to his account under KCSI's ESOP for 1991, 1992 and 1993 of $16,008, $30,000 and
     $14,150, respectively; and (ii) contributions to his account under the Janus Profit Sharing Plan, for 1991, 1992 and 1993 of $13,992, none and $11,792, respectively.

(15) Pursuant to the terms of his employment agreement, Mr. Dehner was awarded 6,000 shares of KCSI common stock, which is subject to certain restrictions. He has all rights of a stockholder with respect to these shares, including the right to receive dividends and other distributions on the shares and the right to vote such shares. However, he may not transfer the shares, except to KCSI, without prior approval of the Board of Directors. In addition, Mr. Dehner must transfer some or all of the shares back to KCSI without any payment by KCSI if, prior to January 1, 1997, his employment with KCSI is terminated for cause or Mr. Dehner voluntarily terminates his employment. The restrictions on such shares and KCSI's right to receive such shares back upon termination of employment lapse on 20 percent of the shares on each of the five anniversary dates beginning January 1, 1993. At the date of award, the mean market price per share of such stock, as quoted on the NYSE was $18.1563. The amount shown in the Summary Compensation Table is the fair market value of the restricted stock on the date of grant based upon the average of the high and low price as quoted on the New York Stock Exchange. As of December 31, 1993, Mr. Dehner held 4,800 shares of restricted KCSI common stock, the aggregate value of which at that date was $242,400 (based on an average price of $50.50).

(16) All other compensation for Mr. Dehner for the years indicated is comprised of: (i) contributions to his account under KCSI's ESOP for 1991, 1992 and 1993 of $16,008, and $30,000
     and $14,150, respectively; and (ii) contributions to his account under the KCSI Profit Sharing Plan, for 1991, 1992 and 1993 of $6,711, none and $7,075, respectively; contributions to his account under the Executive Plan for 1991, 1992 and amounts estimated to be contributed for 1993 of $7,981, $49,734 and $38,390, respectively.

OPTION GRANTS TABLE

S

                   OPTION GRANTS IN FISCAL YEAR 1993




                               Individual Grants






Name



Number of
Securities
Underlying
Options/
SARs
granted(#)(1)

% of
Total
Options/
SARs
Granted to
Employees
in Fiscal
Year(2)




Exercise
or Base
Price
($/Sh)(3)






Expiration
Date




Grant
Date
Value(4)

Landon H. Rowland00%---               ------Thomas A. McDonnell00%---------George W. Edwards, Jr.

(1) The options were granted Mr. Dehner under KCSI's 1991 Stock Option and Performance Award Plan. The options were granted on January 28, 1993 and expire at the end of ten years, subject to earlier termination as provided in the option agreement, including termination of employment, disability, retirement or death. The options become exercisable, in whole or in part, on the first annual anniversary of the grant, except if there is a change in control, as defined in the agreement, in which case the options are immediately exercisable. The options are subject to voluntary tax withholding rights.

     Granted in tandem with the options were limited rights. The limited rights are exercisable only in the event of a change in control and only to the extent the related options are exercisable. The limited rights may be exercised in lieu of the options or any portion thereof.

(2) Total option granted to eligible employees, excluding directors, in 1993 were 376,000.

(3) Average of the high and low prices of the Common Stock on the date of grant as reported on the New York Stock Exchange.

(4) Valuation determined using Black Scholes' option pricing model with the following assumptions: market price of stock $28.156; exercise price of option $28.156; stock volatility* 0.2627; annualized risk-free interest rate 7.00%; option term (in years) 10; stock's dividend yield* 2.14%; vesting restriction discount 3% per year. (*Stock's volatility and dividend yield are based on 3-year monthly data).


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values1
CAPTION

               (a)(b)(c)(d)
Number of
Securities
Underlying
Unexercised
Options/
SARs
at FY-End
(#)(2)
(e)

Value of
Unexercised
In-the-Money
Options/SARs
at FY-End
($)(3)


Name
Shares
Acquired
on
Exercise (#)

Value
Realized

Exercisable/
Unexercisable
Exercisable/
Unexercisable
Landon H.
Rowland

84,698$5,234,670948,952/0$35,485,639/0Thomas A.
McDonnell

58,595$3,621,271

700,000/0$25,597,494/0George W.
Edwards,
Jr.

417,256$21,279,39260,000/
120,000
$ 2,378,436/
$ 4,756,872
Thomas H.
Bailey
- -0--0--0--0-James B.
Dehner
- -0--0-
30,000/
10,000
1,037,624/
223,437



1. The dollar value in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise or December 31, 1993, respectively, times the number of options exercised or held at year end.

2. Does not include change in control options for shares of KCSI common stock, which can only be exercised in the event of a change in control of KCSI.

3.  Does not include change in control options.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN
CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENTS WITH MESSRS. ROWLAND, MCDONNELL AND EDWARDS

     KCSI, DST and KCSR have entered into Employment Agreements with Messrs. Rowland, McDonnell and Edwards effective January 1, 1992, which provide, respectively, for Mr. Rowland's continued employment as President and Chief Executive Officer of KCSI, Mr. McDonnell's continued employment as Executive Vice President of KCSI and as President and Chief Executive Officer of DST, and Mr. Edwards' continued employment as Executive Vice President of KCSI and as President and Chief Executive Officer of KCSR. KCSI also agreed to use its best efforts to enable such individuals to continue in various other director and officer positions with KCSI, DST and KCSR. The Employment Agreements with Messrs. Rowland, McDonnell and Edwards were amended and restated in March, 1993 to conform certain provisions and language to a standard form of employment agreement developed in 1992 for other executives.

     The Agreements are effective for a term of five years expiring on January 2, 1997 subject to earlier termination under certain circumstances. Pursuant to the Employment Agreements, each individual receives a fixed annual base salary of $500,000 over the term of the Agreement. Under the Agreements, none of the individuals are entitled to participate in the KCSI Incentive Compensation Plan, but each continues to participate in other benefit plans or programs of his employer generally available to executive employees and is provided with disability insurance coverage comparable with that provided to executive officers of DST and life insurance in the amount of $1,000,000 payable to beneficiaries designated by the individual. The Agreements provide that the value of each individual's annual compensation is fixed at $875,000 for purposes of cash compensation based benefit plans.
The Agreements provide for twenty four months of severance pay at an annual rate equal to the base salary and for certain health, disability and life insurance benefits in the event of termination of the individual's employment without cause unless such benefits are provided by another employer. Mr. Edwards' Employment Agreement also provides for the retention of the initial signing bonus he received upon his employment by KCSR in 1991, subject to repayment in amounts prorated for his years of service from April 1, 1991 through March 31, 1996 upon termination of employment by voluntary resignation or by KCSR with cause.

     In conjunction with the Employment Agreements and in lieu of participation in the KCSI Incentive Compensation Plan, options to purchase 568,000 shares of KCSI Common Stock were granted to Messrs. Rowland and Edwards and options for 580,000 shares were granted to Mr. McDonnell under the Plan. The stock options have an option price of $13.0625 per share and were to first become exercisable on January 1, 1997 or at earlier times if the trading price of KCSI's common stock was at least equal to certain threshold prices ranging from $14.50 to $21.25 for a period of at least 30 consecutive trading days. As of December 31, 1992, all threshold prices had been met and all such options were exercisable. Options that became exercisable based on such threshold prices will remain exercisable for a term of ten years from date of grant.

     Under the Employment Agreements, the individuals also were each awarded 40,000 shares of KCSI Common Stock ("Restricted Stock") that are subject to forfeiture in the event the individual's employment is terminated for cause or voluntarily by the individual. The number of shares subject to forfeiture decreases by 8,000 shares on January 1st of each year through 1997 and the shares are no longer subject to forfeiture following termination due to retirement to which the Board consents, death or disability. Shares of Restricted Stock subject to forfeiture are not transferable other than to KCSI without the prior approval of KCSI's Board of Directors. In addition, each individual has agreed to retain ownership in himself or members of his immediate family of at least a majority of the number of shares of Common Stock acquired pursuant to his Employment Agreement (other than shares forfeited, exchanged for other shares or used to satisfy withholding tax requirements).

     If there is a change in control of KCSI (as defined in the Employment Agreements) during the term of the Agreements, each individual's employment, executive capacity, salary and benefits shall be continued for a three year term at levels in effect on the control change date (as defined in the Employment Agreements) and the individuals also will participate in any incentive compensation plan and be entitled to immediately exercise all outstanding stock options and shares of Restricted Stock no longer will be subject to forfeiture. With respect to unfunded employer obligations under benefit plans, the individual would be entitled to a discounted cash payment of amounts to which he is entitled. An individual's employment may be terminated after the control change date, but where it is other than "for cause" (as defined in the Employment Agreements) the individual is entitled to payment of his base salary through termination plus a discounted cash severance payment based on his compensation for the remainder of the three year period and for continuation or payment of benefits to the end of that period. An individual is also permitted to resign employment after a change in control upon "good reason" (as defined in the Employment Agreements) and advance written notice, and to receive the same payments and benefits as if his employment had been terminated "for cause". The Employment Agreements also provide for payments to such individuals necessary to relieve them of certain adverse federal income tax consequences if amounts received under these Agreements involve "parachute payments" under Section 4999 of the Code. In addition, upon a change in control of KCSI, funds are to be placed in trust to secure the obligations to pay any legal expenses of the individuals in connection with disputes arising with respect to the Agreements.

EMPLOYMENT CONTINUATION AGREEMENTS

     Under the terms of the Employment Agreements with the named executives, other than Mr. Bailey, if there is a change in control (as defined in such agreements) during the term of an Employment Agreement such agreements obligate KCSI (or KCSR) to continue for a three year term the employee's executive capacity, salary and benefits at levels in effect on the control change date (as defined in the agreements). If the employee is terminated after the control change date and within the three year period other than for a defined cause, the Agreements provide for a severance payment to the employee based on his compensation for the remainder of the three year period and for continuation or payment of benefits to the end of that period. The employee is also permitted to resign employment after a change in control upon "good reason" (as defined in the agreements) and to receive the same payments and benefits as if his employment had been terminated. The Agreements also provide for payments to such employees necessary to relieve them of certain adverse federal income tax consequences if amounts received under these Agreements involve "excess parachute payments" under Section 4999 of the Internal Revenue Code. Under these Agreements, upon a change in control of KCSI, funds are to be placed in trust to secure the companies' obligations to pay any legal expenses of employees in connection with disputes arising with respect to the Agreements.

INDEMNIFICATION AGREEMENTS

     In 1987, KCSI entered into indemnification agreements with its officers and, as approved by KCSI's stockholders at the 1987 Annual Meeting, its directors. Such agreements are intended to supplement KCSI's officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by KCSI's By-laws will continue to be available regardless of, among other things, an amendment to the By-laws or a change in management or control of KCSI. The indemnification agreements provide for prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorney's fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the agreements, KCSI's determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCSI has occurred, in which case the KCSI determination is made by special independent counsel. The agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within periods provided in the agreement. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under the agreement or of certain other matters. KCSI has entered into such indemnification agreements with all current directors and officers of KCSI.

     DST has entered into director indemnification agreements with DST's directors, including Messrs. Rowland and McDonnell. The agreements provide for indemnification for, among other things, matters arising from service at DST's request as an officer or director of DST. Such agreements are intended to supplement DST's officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by DST's Articles of Incorporation will continue to be available regardless of, among other things, an amendment to the Articles of Incorporation or a change in management or control of DST. The provisions of the agreements are similar to those of the KCSI indemnification agreements.

AGREEMENT WITH MR. BAILEY

     Mr. Bailey has the right under an agreement to require KCSI to purchase his shares of stock of Janus Capital Corporation at a price equal to fifteen times the defined after-tax earnings per share of Janus Capital Corporation for the year ended December 31, 1987, or if greater, the year ended immediately prior to the date of his notice. Under that agreement, Mr. Bailey is also entitled upon a termination of his employment within one year of a defined change in ownership of KCSI to receive a payment equal to his prior year's current and deferred compensation.

AGREEMENT WITH MR. DEHNER

     KCSI has also entered into an Employment Agreement with Mr. Dehner effective April 1, 1992, which provides for Mr. Dehner's employment as Senior Vice President of KCSR. The Agreement is subject to termination under certain circumstances. Pursuant to the Employment Agreement, Mr. Dehner is to receive an annual base salary of $175,008, subject to such increases as may from time to time be authorized by the Board, over the term of the Agreement. Under the Agreement, as long as KCSR remains a subsidiary of KCSI, Mr. Dehner is entitled to participate in the KCSI Incentive Compensation Plan under such terms and conditions as determined from time to time by the Board or the Compensation and Organization Committee. In addition, Mr. Dehner may participate in other benefit plans or programs generally available to executive employees serving in the Office of the Chief Executive of KCSR.
The Agreement provides for twelve months of severance pay at an annual rate equal to the base salary and for reimbursement for costs incurred for obtaining comparable health and life insurance benefits in the event of termination of the individual's employment without cause, unless such benefits are proved by another employer.

     Under the Employment Agreement, Mr. Dehner was also awarded 6,000 shares of KCSI common stock ("Restricted Stock") that are subject to forfeiture in the event his employment is terminated for cause or voluntarily by him. The number of shares subject to forfeiture decreases by 1,200 shares on March 31st of each year through 1997, and the shares are no longer subject to forfeiture following termination due to retirement to which the Board or Compensation Committee consents, death or disability. In addition, shares of Restricted Stock subject to forfeiture are not transferable other than to KCSI without the prior approval of KCSI's Board of Directors.

     If there is a change in control of KCSI (as defined in the Employment Agreement) during the term of the Agreement, Mr. Dehner's employment, executive capacity, salary and benefits shall be continued for a three year term at levels in effect on the control change date (as defined in the Employment Agreement), and Mr. Dehner also will participate in certain incentive compensation plans and be entitled to immediately exercise all outstanding stock options and any forfeiture provisions associated with any restricted stock previously awarded will lapse. With respect to unfunded employer obligations under benefit plans, Mr. Dehner would be entitled to a discounted cash payment of amounts to which he is entitled. Mr. Dehner's employment may be terminated after the control change date or he may resign. If he is terminated other than for cause (as defined in the Employment Agreement) or resigns for good cause (as defined in the Employment Agreement) and with written notice, Mr. Dehner is entitled to payment of his base salary through termination plus a discounted cash severance payment based on his compensation for the remainder of the three year period and for continuation or payment of benefits to the end of that period. The Employment Agreement also provide for payments to Mr. Dehner necessary to relieve him of certain adverse federal income tax consequences if amounts received under the agreement involves "parachute payments" under Section 4999 of the Code. In addition, upon a change in control of KCSI, funds are to be placed in trust to secure the obligations to pay any legal expenses of Mr. Dehner in connection with disputes arising with respect to the Employment Agreement.

CHANGE IN CONTROL ARRANGEMENTS

     KCSI has established a series of trusts that are intended to secure the rights of its officers, directors, employees, former employees and others (the "Beneficiaries") under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from KCSI and, following a change in control of KCSI (as defined by the trust), in the event that KCSI fails to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary's trust account sufficient to discharge KCSI's obligation as such amounts become due and payable. Most of the trusts require KCSI to be solvent as a condition to making distributions and certain trusts allow distributions upon Board of Director approval prior to a change in control. Trusts have been instituted with respect to the employment continuation commitments under the KCSI Employment Agreements, the Executive Plan, the Directors Deferred Fee and Retirement Plans, the Indemnification Agreements, Stock Option Plans, and KCSI's charitable contribution commitments in addition to certain other agreements, commitments and arrangements. The trusts are revocable until a change in control of KCSI and will terminate automatically if no such change in control occurs prior to December 31, 1994, unless the trusts are extended prior to such date.

     DST and KCSR have established similar trusts relating to their employment continuation commitments under the Employment Agreements, Directors Deferred Fee Plans and incentive compensation arrangements, in addition to certain other agreements, commitments and arrangements. KCSR also established a similar trust with respect to its participation in the Executive Plan. As with the KCSI trusts, distributions under the DST and KCSR trusts are tied to failures by the respective companies to honor their obligations to their respective Beneficiaries following a change of control of KCSI.

TERMINATION OF EMPLOYMENT

     Under the terms of the employment agreements with Messrs. Rowland, McDonnell and Edwards, in the event of termination of their employment, other than by the executive (whether voluntary or by death or disability) or by KCSI, DST or KCSR, as may be the case, for cause, they will continue for a period of 24 months following such termination (i) to receive an amount equal to their base salary and (ii) to be reimbursed for their costs (including the income taxes payable with respect to the reimbursement) of obtaining comparable coverage under the health, disability and life insurance provided under the agreement, unless such executive is provided comparable coverage in connection with other employment. Under the terms of his employment contract, Mr. Dehner is to receive the same benefits, but such benefits will only continue for a 12 month period following his termination by KCSI other than for cause.

OTHER COMPENSATORY PLANS

     KCSI and its subsidiaries maintain compensation plans for certain of their officers and employees. The description of the plans set forth below is of those plans under which the executives named in the Summary Compensation Table will receive benefits in excess of $100,000 if they were to have retired from or terminated their employment with KCSI or its subsidiaries on December 31, 1993.

KCSI EMPLOYEE STOCK OWNERSHIP PLAN

     KCSI's Employee Stock Ownership Plan (the "ESOP") is designed to be a qualified employee stock ownership plan under the Code.
Employees of KCSI and certain of its subsidiaries, including DST and Janus Capital Corporation, participate in the plan.

     By its terms, the KCSI ESOP will continue until terminated. All employees of KCSI and certain KCSI subsidiaries not subject to a collective bargaining agreement become eligible to begin participation in the KCSI ESOP on January 1 or July 1 coincident with or immediately following commencement of their employment. As of December 31, 1993, approximately 4,426 employees of KCSI and certain of its subsidiaries, including all of KCSI's execute officers, were eligible to participate in the KCSI ESOP.

     The KCSI ESOP is designed to invest primarily in shares of KCSI Common Stock. KCSI will provide funding for the KCSI ESOP through contributions in cash or in shares of KCSI Common Stock as determined each year by the Board of Directors. Participants may not make contributions to the KCSI ESOP. Contributions will be limited by the maximum contribution limitations for qualified employee stock ownership plans under the Code.

     Allocations, if any, to participant accounts in the KCSI ESOP with respect to any plan year are based upon each participant's proportionate share of the total compensation paid during the plan year to all participants in the KCSI ESOP, subject to Code maximum allocations limitations. Forfeitures are similarly allocated. For this purpose, compensation includes only compensation received during the period the individual was actually a participant in the KCSI ESOP.

     A participant with less than five years of service is not vested in KCSI's contributions, forfeitures and earnings. However, a participant becomes 100% vested upon completion of five years of service. In addition, a participant becomes 100% vested upon attaining the KCSI ESOP's normal retirement age of 65, or if the participant's employment is terminated because of death or disability. Participants have been given credit for vesting purposes for years of service rendered to KCSI or its subsidiaries prior to the establishment of the ESOP.

     Each participant has the right to direct the trustee as to the manner in which (a) to vote any KCSI stock allocated to his or her account in the KCSI ESOP as of the applicable record date of any stockholder meeting on any matters put to a stockholder vote, and
(b) to respond with respect to a tender offer, exchange offer or any other offer to purchase KCSI stock allocated to the participant's account. The KCSI ESOP provides that shares allocated to the accounts of participants who have not timely instructed the trustee how to vote, tender, exchange or sell such shares, and any unallocated shares will be voted, tendered, exchanged or sold in the same proportions as the shares for which the trustee has received timely instructions.

     Distributions of benefits under the KCSI ESOP will be made in connection with a participant's death, disability, retirement or other termination of employment. In addition, participants who have attained age fifty-five and have at least ten years of participation in the KCSI ESOP have the option to diversify the investment of their account balances by having the trustee distribute a portion of their account balances. A participant has the right to select whether payment of his or her benefit will take the form of cash, whole shares of KCSI stock or a combination thereof. In the event no election is made, the payment shall be made in KCSI stock. A participant may further opt to receive payment in a lump sum, in installments or in a combination thereof. In the event that the Board of Directors declares a cash dividend on the KCSI Common Stock, at the discretion of the Advisory Committee, dividends paid on the shares of Common Stock held by the KCSI ESOP may be: (i) paid directly to participants on the basis of the number of shares of Common Stock allocated to each participant's account; (ii) retained by the KCSI ESOP; or (iii) used by the KCSI ESOP to pay interest or principal on indebtedness incurred to acquire the shares on which the dividends are paid.

     Pursuant to the KCSI ESOP, a trust fund has been established to hold contributions thereto and the proceeds from investments for the benefit of KCSI ESOP participants. MBKC serves as co-trustee for the sole purpose of jointly voting with UMB the KCSI stock held by the KCSI ESOP. The KCSI ESOP is administered by an Advisory Committee appointed by KCSI's Board of Directors. The current members of the Advisory Committee are officers and/or employees of KCSI and DST. As trustee, UMB has the power to invest the KCSI ESOP's funds, to sell the securities and other properties of the KCSI ESOP, and to change the KCSI ESOP's investments from time to time. The KCSI ESOP may be amended by KCSI's Board of Directors and such amendment could increase the costs to KCSI, although it may not adversely affect any person's accrued benefits under the KCSI ESOP.

     As of December 31, 1993, the ESOP held 5,484,272 shares of KCSI's Common Stock, 3,957,778 shares of which have been allocated to participants' accounts. The ESOP borrowed funds to purchase a number of the shares it holds, which borrowing is secured by such shares and by a KCSI guaranty. As of December 31, 1993, the total outstanding debt owed by the ESOP was $22,767,249, which does not reflect payments of principal made after December 31, but accrued for purposes of the ESOP as of December 31. The debt is paid through contributions by KCSI and participating subsidiaries to the ESOP and a portion of the dividends paid on the ESOP shares.

KCSI PROFIT SHARING PLAN

     The Profit Sharing Plan is a qualified, non-contributory, defined contribution plan. Employees of KCSI and certain of its subsidiaries who have completed one year of service and meet certain standards as to hours of service are eligible to receive allocations under the plan. Contributions to the plan are made at the discretion of the KCSI Board of Directors in amounts not to exceed the maximum allowable deduction for federal income tax purposes and certain Code allocation limits. No minimum contribution is required. Subject to Code maximum allocations limitations, each participant is allocated the same percentage of the total contribution as the participant's compensation bears to the total compensation of all participants. Vesting occurs under the plan at the rate of 10% for each year of service for the first four years and thereafter at the rate of 20% until the participant is fully vested. A participant's interest also becomes fully vested at retirement age, death or disability.

     Distribution of benefits under the plan will be made in connection with a participant's death, disability, retirement or other termination of employment. A participant has the right to elect whether payment of his or her benefits will be in a lump sum, in installments, or in a combination thereof.

     The assets of the plan are held in a trust fund by a trustee appointed by the KCSI Board of Directors. The plan is administered by an Advisory Committee appointed by KCSI's Board of Directors. The current members of the Advisory Committee are officers, employees or former employees of KCSI and DST. The trustee has the responsibility for holding and investing plan assets other than assets managed by an investment manager or managers appointed by the Advisory Committee. The plan may be amended by KCSI's Board of Directors and such amendment could increase the cost to KCSI, although it may not adversely affect any person's accrued benefits under the Profit Sharing Plan.

KCSI EXECUTIVE PLAN

     Due to contribution limitations under the Code and ERISA and eligibility requirements under KCSI's and DST's qualified plans, the Executive Plan (formerly the ERISA Excess Benefit Plan) provides benefits in addition to the annual contributions permitted under qualified plans of KCSI and certain subsidiary companies.
The Executive Plan is a non-qualified plan for participants who are certain employees and officers of KCSI and certain subsidiary companies. Effective in 1992 for 1991, and future years, certain employees of DST will participate in the Executive Plan.

     The benefit accrued on behalf of each participant in the Executive Plan equals the amount which would have been contributed for such participant under the various qualified plans without regard to statutory contribution limitations or eligibility requirements, less the amount actually contributed on the participant's behalf. In 1992, the Executive Plan was amended to change the definition of compensation to base compensation plus incentive compensation; however, if KCSI and the participant have agreed that the participant's compensation is a fixed amount for purposes of the plan, such amount is deemed to be the participant's compensation. The compensation of Messrs. Rowland, Edwards and McDonnell has been fixed at $875,000 for the plan as provided in their Employment Agreements. The participant's account is increased annually by an amount equal to the interest then being credited under KCSI's Directors Deferred Fee Plan or, as amended in 1991, the earnings alternatively credited in accordance with the mutual fund related formula under such Deferred Fee Plan. The benefits become distributable in five annual installments upon retirement on or after the age of 65, or termination of employment because of disability or death. The Board of Directors may approve an alternative form of distribution upon the recommendation of the KCSI Compensation and Organization Committee. If the participant's employment is terminated for any reason other than death or disability, but before the age of 65, the participant shall receive the nonforfeitable percentage of the participant's account equal to the same vesting percentage under the terms of the KCSI Profit Sharing Plan. The Executive Plan allows distributions prior to retirement, death or becoming disabled in certain instances as approved by the KCSI Compensation and Organization Committee.

DST PROFIT SHARING PLAN

     The DST Profit Sharing Plan is a qualified, non-contributory, defined contribution plan administered by DST's Profit Sharing Advisory Committee. Employees of DST and certain of its subsidiaries who have completed one year of service and meet certain standards as to hours of service are eligible to receive allocations under the plan. Contributions to the plan are at the discretion of the Board of Directors with no minimum contribution required. Each participant is allocated the same percentage of the total contribution as the participant's compensation bears to the total compensation of all participants. The plan provides for vesting at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service, resulting in 100% vesting at seven years of service. A participant's interest also becomes fully vested at retirement age, death or disability.

JANUS PROFIT SHARING PLAN

     The Janus Profit Sharing Plan is a qualified, non-contributory, defined contribution plan administered by Janus' Profit Sharing Advisory Committee. Employees of DST and certain of its subsidiaries who have completed one year of service and meet certain standards as to hours of service are eligible to receive allocations under the plan. Contributions to the plan are at the discretion of the Board of Directors with no minimum contribution required. Each participant is allocated the same percentage of the total contribution as the participant's compensation bears to the total compensation of all participants. The plan provides for vesting at the rate of 25% after three years of service, 50% after four years of service, and 100% after five years of service. A participant's interest also becomes fully vested at retirement age, death or disability.
                      CERTAIN TRANSACTIONS


     Messrs. Rowland, McDonnell, Balser and Carter, who are directors of KCSI, hold limited partnership interests for themselves or members of their immediate family in certain limited partnerships of which a DST subsidiary, National Realty Partners, Inc. ("NRP"), serves as general partner. During 1993, management fees of $25,000 were paid to NRP by two such limited partnership, Elgin Investors, L.P. and Inwood Tower Investors, L.P. ("Towers"). Towers paid $17,000 in loans to NRP during 1993. Another such limited partnership, Trails Investors, L.P. ("Trails"), during 1993 received $442,719 in advances from NRP. At December 31, 1993, Trails was indebted to NRP in the amount of $962,135.

     Mr. Balser is a partner of Centre Partners, which may be deemed to indirectly control over 75% of the Jungle Jim's
Playground, Inc., which has a $2.7 million secured equipment purchase commitment with Southern Credit Corporation, a subsidiary of KCSI.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KCSI's officers and directors, and persons who own more than 10% of KCSI's Common Stock or Preferred Stock (collectively "Insiders"), to file reports of ownership with the Securities and Exchange Commission ("SEC"), the New York Stock Exchange and KCSI. Based solely on review of the copies of such reports furnished to KCSI, and written representations relative to the filing of certain Forms 5, no such person was late in filing such reports for fiscal year 1993.


                      STOCKHOLDER PROPOSALS

     To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

Director Nominations

     With respect to stockholder nominations of candidates for KCSI's Board of Directors, KCSI's By-laws provide that not less than 45 days nor more than 90 days prior to the date of any meeting of the stockholders at which directors are to be elected (the "Election Meeting") any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice in writing (the "Stockholder's Notice") to the Secretary of the Corporation setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of KCSI that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and
(b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held; provided, however, that in the event that the Election Meeting is designated by the Board of Directors to be held at a date other than the first Tuesday in May and less than 60 days' notice or prior public disclosure of the date of the Election Meeting is given or made to stockholders, to be timely, the Stockholder's Notice is given or made to stockholders, to be timely, the Stockholder's Notice must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The Stockholder's Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.
KCSI may require any proposed nominee or stockholder proposing a nominee to furnish such other information as may reasonably be required by KCSI to determine the eligibility of such proposed nominee to serve as a director of KCSI or to properly complete any proxy or information statement used for the solicitation of proxies in connection with such Election Meeting.

Matters Other than Director Nominations

     In addition to any other applicable requirements, for a proposal to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of KCSI. To be timely, such a stockholder's notice must be delivered to or mailed and received at the principal executive offices of KCSI, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that the meeting is designated by the Board of Directors to be held at a date other than the first Tuesday in May and less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held and (iv) any material interest of the stockholder in such business.

1995 Annual Meeting Proxy Statement

     If a holder of KCSI Common Stock or Preferred Stock wishes to present a proposal, other than the election of a director, in KCSI's proxy statement for next year's annual meeting of stockholders, such proposal must be received by KCSI on or before November 24, 1994. Such proposal must be made in accordance with the applicable laws, rules of the Securities and Exchange Commission and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary of KCSI at 114 West 11th Street, Kansas City, Missouri 64105-1804.

                          OTHER MATTERS

     The Board of Directors know of no other matters that are expected to be presented for consideration at the Annual Meeting. KCSI's By-laws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice thereof to the Secretary of KCSI, not more than 90 and no less than 45 days before an Annual Meeting held on the date specified in KCSI's By-laws and provide certain additional information. As of the date of this Proxy Statement, no such notice has been received.

     However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgement.

     Notwithstanding anything to the contrary set forth in any of KCSI's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation and Organization Committee Report on Executive
Compensation and the Performance Graph included herein shall not be incorporated by reference into any such filings.


                              By Order of the Board of Directors




                              /s/Albert P. Mauro
                              Vice President and Secretary


Kansas City, Missouri
March 31, 1994.

     A COPY OF KCSI'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 1993 WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE, UPON REQUEST DIRECTED TO THE SECRETARY OF KCSI, 114 WEST 11TH STREET, KANSAS CITY, MISSOURI 64105-1804.

                            APPENDIX
                   GRAPHIC AND IMAGE MATERIAL
                               IN
                         PROXY STATEMENT


     This appendix is included in this electronic format document in accordance with Rule 304 of Regulation S-T. The following graphic and image material is included in the KCSI's proxy statement:

PHOTOGRAPHS OF EACH DIRECTORS

     The proxy statement includes photographs of each director. A photograph of a director is placed in the proxy statement next to the discussion of the director's principal occupations in the section entitled "INFORMATION CONCERNING THE KCSI BOARD OF
DIRECTORS AND CERTAIN COMMITTEES".

STOCK PERFORMANCE GRAPH*

     The proxy statement also includes a stock performance graph, which is supplemented by a table showing the dollar value of the points on the graph. The table is set forth in this electronic format document in the section entitled "STOCK PERFORMANCE GRAPH". Both the graph and the table will be included in the paper format definitive proxy mailed to KCSI's Stockholders. In accordance with a letter to EDGAR filers dated November 16, 1992 from Mauri L. Osheroff, Associate Director of Regulatory Policy of the Division of Corporate Finance, no further explanation of the graph is set forth in this appendix.


* In accordance with Rule 304(d) of Regulation S-T, a paper format copy of the stock performance graph to be included in the definitive proxy statement has been submitted to the Branch Chief of Branch 5 of the Division of Corporate Finance.

                              PROXY
                                                         [COMMON]


              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                      114 WEST 11TH STREET
                   KANSAS CITY, MISSOURI 64105


Paul H. Henson, L. H. Rowland, and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the undersigned's shares of stock of Kansas City Southern Industries, Inc. ("KCSI") at the Annual Meeting of Stockholders to be held on May 3, 1994, and at any adjournment thereof, as follows:


(1)  Election of four directors:

     NOMINEES: GEORGE W. EDWARDS, JR., MICHAEL F. FITT, THOMAS A. MCDONNELL AND MORTON I. SOSLAND

     [ ]    FOR all nominees  [ ]  WITHHOLD AUTHORITY
            (except as indi-       to vote for all
            cated to the           nominees
            contrary below)

     (THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON THIS
     MATTER.)

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR A
     PARTICULAR NOMINEE OR NOMINEES, WRITE THE NAME(S) OF SUCH
     NOMINEE(S) IN THE SPACE PROVIDED BELOW.  IN SUCH EVENT,
     UNLESS YOU INDICATE OTHERWISE BELOW, YOUR VOTES WILL THEN
     BE CUMULATED AND VOTED FOR THE OTHER NOMINEES TO ELECT
     THE MAXIMUM NUMBER OF NOMINEES.

     ____________________________________________________


(2) Approval of an amendment to KCSI's Certificate of Incorporation to increase the number of authorized shares of common stock.

     (THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON THIS
     MATTER.)

     [ ]  FOR  [ ]  AGAINST   [ ]  ABSTAIN



(3) Approval of an amendment to KCSI's Certificate of Incorporation to set a par value for the common stock.

     (THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON THIS
     MATTER.)

     [ ]   FOR [ ]  AGAINST   [ ]  ABSTAIN


[Back of Card]



(4)  Ratification of the Board of Directors' selection of Price
     Waterhouse as KCSI's independent accountants for 1994.

     (THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON THIS
     MATTER.)

     [ ]   FOR [ ]   AGAINST  [ ]   ABSTAIN



(5) In their discretion on all other matters as are properly brought before the Annual Meeting.

     [ ]  GRANT     [ ]  WITHHOLD


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. UNLESS AUTHORITY TO VOTE FOR ANY NOMINEE IS WITHHELD, AUTHORITY TO VOTE CUMULATIVELY FOR SUCH NOMINEE WILL BE DEEMED GRANTED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" THE NOMINEES NAMED AND "FOR" PROPOSALS 2, 3 AND 4. IF OTHER PERSONS ARE NOMINATED, THIS PROXY MAY BE VOTED FOR LESS THAN ALL THE NOMINEES NAMED ABOVE, IN THE PROXY HOLDERS' DISCRETION, TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES.

THIS PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE PROXY
STATEMENT DATED _____________, 1994.  THE UNDERSIGNED ACKNOWLEDGE
RECEIPT OF SUCH PROXY STATEMENT AND KCSI'S ANNUAL REPORT TO
STOCKHOLDERS.

PLEASE DATE, SIGN AND PROMPTLY RETURN IN THE POSTAGE-PREPAID
ENVELOPE ENCLOSED.


                    Dated: _______________________, 1994


                    ______________________________


                    ______________________________
                      Signature(s)

PLEASE SIGN EXACTLY AS NAME(S) APPEAR BELOW.  ALL JOINT OWNERS
SHOULD SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS,
ATTORNEYS-IN-FACT, AND OFFICERS OF CORPORATE OWNERS SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.


PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF
STOCKHOLDERS.

     WILL ATTEND [  ]          WILL NOT ATTEND  [  ]
